Exhibit 5.1

BRETT A. REBER RANDEE KOGER JEFFREY A. HOUSTON DAVID N. HARGER ANN M. ELLIOTT LAUREN G. HUGHES KRISTEN E. EGGER	KRISTEN E. EGGER kristen.egger@bwisecounsel.com ROBERT W. WISE (1934-2021)

December 3, 2024

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 850

Wichita, Kansas 67207

Ladies and Gentlemen:

We have acted as special counsel to Equity Bancshares, Inc., a Kansas corporation (the “Company”), in connection with the offer and sale by the Company of up to an aggregate of 2,067,240 shares (including 269,640 shares subject to the Underwriters (as defined below) exercise in full of their option to purchase additional shares) (collectively, the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to an underwriting agreement, dated December 2, 2024 (the “Underwriting Agreement”), by and among the Company, Equity Bank, a Kansas state-chartered bank and wholly owned subsidiary of the Company, and Stephens Inc., as representative of the several underwriters named therein (the “Underwriters”). The Shares have been offered for sale pursuant to a prospectus supplement, dated December 2, 2024 (the “Prospectus Supplement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 3, 2024 pursuant to Rule 424(b) under the Securities Act, to the base prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-267025) (the “Registration Statement”), initially filed by the Company with the Commission on August 23, 2022 and declared effective by the Commission on August 29, 2022.

In connection with this opinion, we have assumed: (i) the genuineness of all signatures and documents examined by us; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; and (v) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

120 W. KANSAS AVENUE, SUITE B • MCPHERSON, KANSAS 67460 • 620.241.0554 • FAX 620.241.7692

www.wisereber.com

Equity Bancshares, Inc.

December 3, 2024

In connection with the opinion expressed herein, we have examined, among other things: (i) the Second Amended and Restated Articles of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company; (iii) the applicable resolutions or consents in lieu of resolutions of the Company’s Board of Directors, including the Pricing Committee of the Company’s Board of Directors; (iv) the Registration Statement (but not, except as above stated otherwise, the other Exhibits to the Registration Statement) and Prospectus Supplement; (v) the Underwriting Agreement; and (vi) certificates of officers of the Company with respect to certain facts material to the opinion contained herein. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records, and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Shares, when issued and paid for by the Underwriters as contemplated in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the Kansas General Corporation Code, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ WISE & REBER, L.C.